Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S‑3 (No. 333-196454) and S‑8 (No. 333-189417) of Tallgrass Energy Partners, LP of our reports dated February 19, 2015 relating to the financial statements of Tallgrass Energy Partners, LP and March 18, 2013 relating to the financial statements of TEP Pre-Predecessor which appear in this Form 10‑K/A.
/s/ PricewaterhouseCoopers LLP
Denver, Colorado
June 4, 2015